EXHIBIT 23.8
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Liberty Global, Inc. and to the incorporation by reference therein of our report dated May 6, 2005, with respect to the combined financial statements of NTL Ireland for the year ended December 31, 2004, included in its Current Report (Form 8-K) dated June 15, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young
Dublin, Ireland
October 11, 2005